UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2022

Fortium Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-192060	45-3797537
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

609 W/ Dickson St., Suite 102 G Fayetteville, AR	72701
(Address of principal executive offices)	(Zip Code)

(800) 203-5610
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 15, 2022, via unanimous written consent, the Board of Directors of Fortium Holdings Corp. (the “Company”) adopted the Amended and Restated Bylaws of the Company (the “Restated Bylaws”) to provide for a classified Board of Directors (the “Board”) and selected the previously appointed directors to serve in each of the four classes as follows:

Board classes/terms	Members
Class A/one year	Greg Landis
Class B/two years	James Cahill
Class C/three years	Danny Hames
Class D/four years	Randy May
Alisa Horgan

Specifically as it relates to the classified Board, the Restated Bylaws provide that each director shall serve for a term ending on the date of the fourth annual meeting following the annual meeting at which such director is elected or appointed by the Board; provided that Class A, B, and C shall serve for an initial term expiring at the Company’s first, second, and third annual meeting of stockholders, respectively, following the effectiveness of the Restated Bylaws.

Among the other changes, the Restated Bylaws also provide that no action by stockholders of the Company may be taken by written consent.

The foregoing description of the Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Restated Bylaws, a copy of which is filed as Exhibit 3.1, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
3.1	Amended and Restated Bylaws of Fortium Holdings Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortium Holdings Corp.

Date: August 19, 2022	By:	/s/ Jay Puchir
	Name:	Jay Puchir
	Title:	Chief Executive Officer